UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2015

AMERISAFE, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	001-12251	75-2069407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2301 Highway 190 West

DeRidder, Louisiana 70634

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (337) 463-9052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2015, the Board appointed G. Janelle Frost as the Chief Executive Officer of AMERISAFE, Inc. (the “Company”) effective April 1, 2015. She succeeds Mr. Bradley, who will remain Chairman of the Board and will become Executive Chairman of the Company effective April 1, 2015.

Ms. Frost, age 44, has served as our President since September 2013 and as our Chief Operating Officer since May 2013. From November 2008 to April 2013 she served as our Executive Vice President and Chief Financial Officer. Prior to becoming Chief Financial Officer, Ms. Frost served as Controller from May 2004 to November 2008 and Vice President from May 2006 to November 2008. She has been employed with the Company since 1992.

Mr. Bradley has advised the Board that he intends to retire as Executive Chairman and as a member of the Board on September 30, 2016.

Mr. Bradley, age 63, has served as Chairman of our Board since October 2005 and has been a director since June 2003. He was appointed Chief Executive Officer in December 2003. From November 2002 to August 2010 he served as President and from November 2002 until December 2003 he served as our Chief Operating Officer. Prior to joining the Company in 1994, he was engaged in the private practice of law. In his role as Executive Chairman, Mr. Bradley will remain an executive officer of the Company and will continue to be actively involved in the management of the Company.

In connection with these appointments, Ms. Frost and Mr. Bradley entered into restated employment agreements with the Company.

The restated employment agreement for Ms. Frost amends her existing employment agreement to (a) increase her annual base salary to $400,000, and (b) to change the severance period for 12 months to 18 months.

At Mr. Bradley’s request, his restated employment agreement provides for a lower base salary ($412,500 through March 31, 2016 and $275,000 from April 1, 2016 through September 30, 2016). The restated agreement also provides for lower bonus and incentive compensation award targets. Further, his restated agreement will expire on September 30, 2016. His existing agreement reviewed annually for successive one-year periods unless either party giving notice of intent not to renew the agreement.

The existing employment agreements are more fully described under the caption “Executive Compensation – Employment Agreements” in the Company’s Proxy Statement filed with the Commission on April 24, 2014, which description is incorporated by reference herein. The foregoing description of the restated employment agreements is not complete and is qualified in its entirety by reference to the full text of the amended employment agreements, copies of which are filed as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Restated Employment Agreement, dated March 4, 2015 between the Company and G. Janelle Frost

10.2	Restated Employment Agreement, dated March 4, 2015 between the Company and C. Allen Bradley, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISAFE, INC.

By:	/s/ Kathryn H. Shirley
Kathryn H. Shirley, Senior Vice President, General Counsel and Secretary

Date: March 5, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Restated Employment Agreement, dated March 4, 2015 between the Company and G. Janelle Frost

10.2	Restated Employment Agreement, dated March 4, 2015 between the Company and C. Allen Bradley, Jr.